Exhibit 10.25

CERTAIN INFORMATION IDENTIFIED WITH [****] HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

DWC Contract # GEOME

GRAPE PURCHASE AGREEMENT

TWO YEAR FIXED TERM

ONE YEAR EVERGREEN

Draft Date: May 11, 2016

Buyer: Duckhorn Wine Company

Grower: Alex and [****] Ryan

1. General Terms:

a.	Vineyard: [****] Vineyard

b.	Vineyard Location: [****], Napa, CA 94558

c.	Vineyard Appellation: Napa Valley

d.	Vineyard Blocks, Varietals, Quantities:

Block	Varietal	Harvest Brix Range	Vine Acres	Target Yield [Tons/Acre]	Target Tons	Max Tons
All	[****]	[****]	[****]	[****]	[****]	[****]

e.	Term:

i.	Initial Term: The initial term of this Agreement shall be two harvest years; harvest years 2016 and 2017.

ii.

Evergreen Provision: This provision allows for an automatic one (1) year extension of this Agreement March 1, 2017 and each subsequent March 1 that passes in which neither party has triggered the termination of this Agreement.

iii.

Triggering the Evergreen: Beginning with the conclusion of harvest in 2016 either party may trigger the termination of this Agreement by notifying the non-triggering party of its intent to do so. Notice must be delivered in writing to the non-triggering party at the address listed on the signature page of this document or the most current address on file. Notice provided prior to March 1, 2017 or any subsequent March 1, will serve to terminate the Agreement at the conclusion of harvest in the same year notice is received.

f.	Price: The price to be paid for [****] Merlot fruit under this Agreement shall be $[****] per ton. The Weigh Tag of the receiving facility shall be considered the governing weight document.

g.	Payment Schedule:

iv.	Fifty percent (50%) of the total purchase price shall be due and payable on December 15th following harvest each year that this Agreement is in effect.

v.	The remaining fifty percent (50%) of the total purchase price shall be due and payable on January 15th following harvest each year that this Agreement is in effect.

h.	Payment Address:

Alex and [****] Ryan

[****] Vineyard

[****]

Napa, CA 94558

2. Cooperative Farming: Buyer and Grower agree that their mutual objective is to grow high quality grapes that can be used in the production of ultra-premium wine. To this end Grower agrees to avoid over-cropping and excessive irrigation in the vineyard and to utilize those farming practices recommended by the Buyer.

a.	Buyer advocates for the following best farming practices:

i.	Balanced pruning given site, variety and vine age.

ii.	Correct head, trunk, and cordon suckering to include water shoots.

iii.	Springtime shoot selection and thinning including the removal of non-count shoots.

iv.	Canopy management; leafing, lateral removal, hedging, tucking and shoot positioning.

v.	Crop management:

I.	Cluster thinning.

II.	Green fruit drop at 90% veraison.

III.	De-clumping.

IV.	Pre-harvest removal of rot, raisins, diseased or infested clusters.

V.	Pre-harvest removal of clusters on shoots less than 18”.

vi.	Strategic irrigation management.

vii.	Effective pest and disease management

b.

Grower agrees to adhere to the best farming practices named above to the best of their ability. Additionally, Grower agrees to consult with Buyer throughout the growing season to obtain approval for implementation of farming practices outside of those named above. Grower agrees to comply with additional farming requests from Buyer, provided they are reasonable and for purposes of improving grape quality.

c.	In no event will Grower make major modifications to the farming practices and protocols followed in the vineyard without first consulting with and obtaining approval from the Buyer.

d.	Buyer maintains the right to enter, inspect and obtain grape samples throughout the growing season.

3. Quality Standards: The objective of these standards is to assure the cultivation and delivery of grapes that arc suitable for use in the production of ultra-premium wine. In keeping with this objective all grapes delivered to the Buyer under this Agreement shall conform to the following quality standards.

a.	General Quality Parameters:

i.	Grapes delivered to the Buyer shall be 100% of the Block and Varietal as named in “General Terms” above.

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ii.	The grapes shall be fully matured, uniformly ripe, and of sound condition with intact berries and minimal juicing.

iii.

Grapes under this Agreement shall fall within the Brix Range as specified in the “General Terms” above. There will be no bonus for grapes with Brix measurements outside of the desired range except as noted under “Specific Quality Parameters”.

iv.	Grapes delivered shall be free of:

I.	Second or third crop grapes

II.	Material other than grapes

III.	Insects

IV.	Pesticide residue, smoke taint, oils, or other contaminants that could adversely affect the final wine quality as determined by the Buyer.

b.	Specific Quality Parameters:

i.	Buyer shall have the right to reject grapes that which by the end of the growing season do not reach a Brix measurement within the Brix Range specified in “General Terms” above.

ii.	Buyer may reject any lot of grapes containing the following defects: Powdery Mildew, Downy Mildew or molds.

iii.	Buyer may reject any lot of grapes in which more than 2% of the total by weight or count arc affected by Botrytis or other bunch rot.

iv.

Buyer may reject any lot of grapes in which more than 2% of the total by weight or count are affected by insect infestation, sunburn, raisins, berry shrivel, bunch stem necrosis, water-berry, or red varietal grapes lacking full color development.

4. Harvest:

a.

Grower shall be responsible for the picking, hauling and delivery of all grapes under this Agreement. Grapes shall be delivered to Buyer’s wineries or designated custom crush facility located within the North Coast of California.

b.

Grower agrees to harvest all or a portion of grapes on the harvest date determined by Buyer. Buyer will give reasonable notice of such date and agrees to accommodate Grower’s availability of manpower and equipment in choosing harvest date.

c.	Buyer reserves the right to specify the area or tonnage to be picked as well as the priority for harvesting specific vineyard blocks or rows.

d.	Unless otherwise agreed upon, all grapes will be hand harvested into Grower’s half ton Macro bins. Grower will be responsible for the transportation of bins to and from the vineyard at harvest time.

e.	Delivery shall take place on the same day as harvest with each load of grapes being delivered immediately after picking.

f.	Buyer will provide specific instruction as to where the grapes are to be delivered and shall provide grower with any paperwork required for delivery.

5. Title: Risk of loss and title to the grapes shall transfer from the Grower to the Buyer at such time as the Buyer takes delivery of the fruit.

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6. Conditions Beyond the Parties Control: In the event the business of Grower or Buyer shall be interfered with by any cause (other than financial) beyond its control, including, but nor limited to fire, storm, floods, earthquake, action of the elements, pestilence or crop failure, then the party so affected shall have the option to cancel this contract as to any undelivered portion of the grapes harvested or to be harvested during the growing year in which the interference occurs. Such cancellation shall release Grower or Buyer from all claims with respect to such undelivered grapes. In the event performance by either party of its obligations under this contract is prevented as set forth in this paragraph, Grower or Buyer as the ease may be, shall use its best efforts to remove the disability and resume full performance hereunder at the earliest possible date.

7. Right to Resell Grapes: Buyer has the right to resell these grapes to third parties at Buyer’s discretion. Buyer, however, is still obligated to pay Grower for these grapes for the affected crop year at the negotiated price. The third party may not use the Grower’s name in any printed or marketing materials.

8. Change of Management, Ownership or Control: Neither party may assign its rights under this Agreement in whole or in part without the prior written consent of the other party. If either party sells all or substantially all of its ownership interests or assets (including any transfer of the real property associated with this Agreement), from the time of such transfer until termination of this Agreement, the transferee agrees to assume all responsibilities and obligation of the transferring party under this contract.

9. Waiver: No waiver of any of the provisions of this Agreement will be deemed a waiver of any other provision, whether or not similar, nor will any waiver constitute a continuing waiver.

10. Amendment & Modification: No amendment, supplement, modification, waiver or termination of this Agreement or any provisions hereof shall be binding unless executed in writing by the party or parties to be bound thereby.

11. Invalidity: If any provision of the Agreement is determined to be invalid or unenforceable, this Agreement will be deemed to be modified to exclude any such provision, and the remainder of the Agreement will continue in effect. This Agreement will also be deemed modified to the extent necessary to comply with any state and federal laws, rules, regulations or other actions by any state or federal regulatory authority, and any valid marketing order or agreement issued under the authority of any state or federal law.

12. Disputed Matters: Grower and Buyer shall first make an effort to discuss any disputed issues in an effort to resolve them. As a part of this effort, Grower and Buyer may agree to engage in non-binding mediation. If Grower and Buyer cannot informally resolve the dispute, they agree that the issue must be settled and resolved by binding arbitration in the counties of Napa or Sonoma, California, in accordance with the then existing rules of the American Arbitration Association. The award of the arbitrator shall be final and binding on both parties.

13. Attorney’s Fees: Each party shall pay their own attorney’s fees and costs for any legal action or proceeding arising out of or relating to this Agreement, brought by either party.

14. Representations: Grower warrants all grapes arc their sole property and are free from any encumbrances. The Buyer will not be held responsible for any encumbrances on Grower’s grapes.

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15. Entire Agreement: ‘This Agreement constitutes the entire agreement between the parties on this subject matter, it supersedes any and all other prior and contemporaneous agreements, understandings and negotiations and discussions, whether oral or written between the parties.

As of the day and year appearing under their signatures, the parties by signing below have executed this Agreement.

Signature:	DuckhornWine Company	Signature:	Alex and [****] Ryan

1000 Lodi Lane
St. Helena, CA 94574	Napa, CA 94558

By:	/s/ Zach Rasmuson	By:	/s/ Alex Ryan
	Zach Rasmuson		Alex Ryan
Chief Operating Officer

Date:	5/25/2016	Date:	6/20/16

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